UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

PIMI AGRO CLEANTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158986	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 South Beverly Drive, Suite 1091
Beverly Hills, California 90212
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (310) 203-8278

Copies to:
Jonathan R. Shechter, Esq.
SHIBOLETH LLP
1 Penn Plaza, Suite 2527.
New York, New York 10119
Phone: (212) 244-4111
Fax: (212) 563-7108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

On October 22, 2010 Pimi Agro Cleantech, Inc., a Delaware corporation (the “Company”) received approval from the United States Environmental Protection Agency (the “EPA”) for its Spudefender™ product (the “Product”). The Product is now an approved registered product that can be used in the United States as a post-harvest sprout suppressor for stored potatoes. The Company is currently in the process of registering the Product in each state where the Product will be sold.

The Company’s management believes that the registration of the Product is a significant accomplishment which will enable it to start selling Spudefender™, ultimately culminating in use of the Product on potatoes which will be delivered to consumers both nationally and internationally.

The Company continues to be engaged in commercial trials for its other products: CitrusGuard™, SweetGuard™ and StorGuard™.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press release issued October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pimi Agro Cleantech, Inc.

Date: October 26, 2010	By:	/s/ Youval Saly
Youval Saly
Chief Executive Officer